                                                           Exhibit No. EX-99.p.2

                           [JANUS CAPITAL GROUP LOGO]

                               JANUS ETHICS RULES

             "Discovering Winning Opportunities for our Investors"
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                     Personal Trading Code of Ethics Policy
                                  Gift Policy
                           Outside Employment Policy
                          Portfolio Disclosure Policy
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                             REVISED MARCH 22, 2005
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                               JANUS ETHICS RULES
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                                   DEFINITIONS
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The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.   "Access Person" shall mean:

     1)   Any Trustee, Director, Officer or Advisory Person of Janus

     2)   Any employee of Janus or other person who provides advice on behalf of
          Janus and is subject to the  supervision  and control of Janus who has access to nonpublic  information  regarding  any Client's  purchase or sale of securities,  or nonpublic  information regarding the portfolio holdings of the Janus Funds,  or who is involved in making  securities recommendations to Clients, or who has access to such  recommendations that are nonpublic

     3)   Any other persons  designated by the Ethics Committee as having access to current trading information.

2.   "Advisory  Board  Member"  shall mean any person who serves on the Advisory
     Board to the Trustees of Janus  Investment  Fund,  Janus Adviser  Series or
     Janus Aspen Series.

3.   "Advisory Person" shall mean:

     1)   Any employee of Janus Funds or Janus who in connection with his or her regular  functions  or  duties,  makes,  participates  in  or  obtains information  regarding the purchase or sale of a security by the Janus
          Funds or for the  account  of  advisory  Clients,  or whose  functions relate  to the  making of any  recommendations  with  respect  to such purchases and sales.

     2)   Any  natural  person in a control  relationship  to the Janus Funds or
          Janus who obtains information  concerning  recommendations made to the
          Janus Funds or for the account of Clients  with regard to the purchase or sale of securities.

4.   "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular  functions or duties,  assists a Portfolio  Manager with the  management  of a Janus Fund or advisory  Client.  Assistant  Portfolio
     Managers generally do not execute any independent  investment decisions nor do they have final  responsibilities  for  determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client. If in the event an Assistant  Portfolio Manager has the ability to independently make investment  decisions on behalf of any Janus Fund or advisory Client,  then such person will be  considered  a Portfolio  Manager for purposes of these
     Rules.

5.   "Beneficial  Ownership" shall be interpreted in the same manner as it would be  under  Rule  16a-1(a)(2)  under  the  Securities  Exchange  Act of 1934
     ("Exchange  Act")  in  determining  whether  a  person  is  subject  to the provisions  of  Section  16  except  that the  determination  of  direct or indirect  Beneficial  Ownership shall apply to all Covered Securities which an Access  Person has or acquires.  For example,  in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent  domestic  partner,  minor  children,  a relative  sharing your home, or certain trusts under which you or a related party is a  beneficiary,  or held under  other  arrangements  indicating  a sharing of financial interest.

6.   "Client(s)"   shall  mean  the  Janus  Funds  and  other   individual   and
     institutional advisory clients of Janus.

7.   "Company  Security" is any security or option issued by Janus Capital Group
     Inc ("JNS").

8.   "Control" shall have the same meaning as that set forth in Section 2(a)(19)
     of the Investment Company Act of 1940 ("1940 Act").

9.   "Covered  Persons" are all Trustees,  Directors,  Officers,  and full-time,
     part-time  or  temporary   employees  of  Janus  and  Enhanced   Investment
     Technologies LLC (INTECH) and persons working for any of the foregoing on a contract basis.

10.  "Covered Securities" generally include all securities,  whether publicly or privately  traded,  and any  option,  future,  forward  contract  or  other obligation involving  securities or index thereof,  including an instrument whose value is derived or based on any of the above ("derivative"). Covered
     Securities  also  include  securities  of the Janus Funds (other than money market funds).  The term Covered Security  includes any separate  security, which is convertible into or exchangeable  for, or which confers a right to
     purchase  such  security.   The  following   investments  are  not  Covered
     Securities:

     1)   Shares of  registered  open-end  investment  companies  (e.g.,  mutual funds)  other than Janus  Funds  (excluding  money  market  funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies

     2)   Shares of offshore open-end mutual funds other than the Janus Funds

     3)   Direct obligations of the U.S. government (e.g.,  Treasury securities)
          or any derivative thereof

     4)   High-quality short-term debt instruments, such as bank certificates of deposit, banker's acceptances,  repurchase agreements,  and commercial paper

     5)   Insurance contracts, including life insurance or annuity contracts

     6)   Direct  investments  in real estate,  private  business  franchises or similar ventures

     7)   Physical commodities (including foreign currencies) or any derivatives thereof

11.  "Designated  Compliance  Representatives"  are  David  Kowalski  and  Ernie
     Overholt or their designee(s).

12.  "Designated  Legal  Representatives"  are Bonnie  Howe and Kelley  Howes or
     their designee(s).

13.  "Director of Research" is Jim Goff.

14.  "Ethics  Committee"  is  comprised of Peter  Boucher,  Kelley  Howes,  John
     Bluher, Andy Iseman, David Kowalski, Ernie Overholt, Loren Starr and Andrea
     Young.

15.  "Independent  Trustees"  are  Outside  Trustees  who  are  not  "interested persons" of the Janus Funds  within the meaning of Section  2(a)(19) of the
     1940 Act.

16.  "Initial  Public   Offering"   ("IPO")  means  an  offering  of  securities
     registered  under  the  Securities  Act  of  1933,  the  issuer  of  which, immediately  before the  registration,  was not  subject  to the  reporting requirements of Section 13 or 15(d) of the Exchange Act.

17.  "Inside Trustees" are Trustees who are employed by Janus.

18.  "Interested Trustees" are Trustees who, due to special  circumstances,  are treated by Janus as  "interested  persons" of the Janus  Funds.  Interested
     Trustees are not employed by Janus.

19.  "Investment  Personnel"  shall mean a person who makes or  participates  in making  decisions  regarding  the purchase or sale of  securities  by or on behalf of any  Client  and any  person  such as an  analyst  or trader  who directly assists in the process.  Such employees shall include, but are not limited to, Portfolio  Managers,  Assistant  Portfolio  Managers,  research analysts, research associates,  traders and trade operations personnel. All
     Investment Personnel are also deemed Access Persons.

20.  "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series,
     Janus Adviser,  Janus Capital Management LLC, Janus Institutional  Services
     LLC,   Janus   Services  LLC,   Janus   Distributors   LLC,  Janus  Capital
     International LLC, Janus Holding Corporation,  Janus International  Holding
     LLC, Janus  International  Ltd.,  Janus  International  (Asia) Ltd.,  Janus
     Capital  Trust  Manager  Ltd.,  Janus  Selection,   Janus  World  Principal
     Protected Funds, Janus World Funds Plc, and INTECH.

21.  "Janus Funds" are Janus Investment Fund, Janus Adviser Series,  Janus Aspen
     Series, Janus Adviser, Janus Global Funds SPC, Janus Selection, Janus World
     Principal  Protected  Funds, and Janus World Funds Plc and any other mutual fund to which Janus or a control affiliate is a sub-adviser.

22.  "Limited Offering" means an offering that is exempt from registration under the  Securities  Act of 1933, as amended  ("1933 Act")  pursuant to Section
     4(2) or Section  4(6) or  pursuant  to Rules 504,  505 and 506  thereunder.
     Limited  offerings are often referred to as "private  placements"  and many unregistered  investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant these exemptions.

23.  "NASD" is the National Association of Securities Dealers, Inc.

24.  "Non-Access  Person"  is any  person  that is not an  Access  Person.  If a
     Non-Access  Person  is a spouse or an  equivalent  domestic  partner  of an
     Access Person, then the Non-Access Person is deemed to be an Access Person.

25.  "Operating  Council"  is  comprised  of Robin  Beery,  John  Bluher,  Peter
     Boucher, David Kowalski, Kevin Lindsell, Girard Miller, Jesper Nergaard and
     Loren Starr.

26.  "Portfolio  Manager"  means any person who, in  connection  with his or her regular functions or duties, has primary  responsibilities  for determining the  securities  to be  purchased  or sold on behalf  of any Janus  Fund or advisory Client.

27.  "Registered Persons" are persons registered with the NASD by JD LLC.

28.  "Restricted Personnel" shall mean:

     1)   Any Independent Director or Officer of JNS.

     2)   Any  employee  who in the  ordinary  course of his or her business has
          access  either   directly  or   indirectly   to  material   non-public
          information  regarding JNS (such as certain  specified  members of the
          JNS internal audit, finance and legal staffs).

     3)   Any other persons  determined by the Ethics  Committee who potentially has access to material non-public information regarding JNS.

29.  "Security Held or to be Acquired" means any Covered Security which,  within the most recent fifteen (15) days (i) is or has been held by any Client; or
     (ii) is being or has been considered by any Client for purchase.

30.  "SEC" is Securities and Exchange Commission.

31.  "Trustees" are Trustees of Janus  Investment  Fund,  Janus Adviser  Series,
     Janus Adviser and Janus Aspen Series.

These  definitions  may be  updated  from  time to time to  reflect  changes  in personnel.

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                                  INTRODUCTION
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These  Ethics  Rules  ("Rules")  apply to all Covered  Persons and require  that
Janus'  business be conducted in accordance  with the highest  ethical and legal standards,  and in such a manner as to avoid any actual or perceived conflict of interest.

The  Rules  are  intended  to  ensure  that  you (i)  observe  applicable  legal
(including  compliance with applicable  state and federal  securities  laws) and ethical  standards  in the  performance  of your duties and in pursuit of Janus'
goals and  objectives;  (ii) at all times place the interests of the Janus Funds and  their  shareholders,  and  Clients  first;  (iii)  disclose  all  actual or potential  conflicts  (including  those between Janus Fund  shareholders and JNS public stockholders),  should they emerge, to the Operating Council or the Chief
Compliance Officer; (iv) adhere to the highest standards of loyalty,  candor and care in all matters relating to our Fund  Shareholders and Clients;  (v) conduct all personal trading,  including transactions in Janus Funds, Company Securities and  Covered  Securities,  consistent  with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position
of  trust  and  responsibility;   and  (vi)  not  use  any  material  non-public
information in securities  trading.  The Rules also establish policies regarding other matters such as outside  employment  and the giving or receiving of gifts.
The Rules do not cover every issue that may arise,  but set out basic principles to guide all  personnel.  Adherence to the Code is critical to  maintaining  the integrity, reputation and performance of Janus.

You should note that certain  portions of the Rules (such as the rules regarding personal  trading) may also apply to others,  including  certain members of your family.

You are  required  to read and  retain  these  Rules  and to sign and  submit an
Acknowledgment  of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter,  you will be required to complete an Annual  Certification  Form. The Annual  Certification Form confirms that (i)
you have  received,  read and asked any questions  necessary to  understand  the
Rules;  (ii) you agree to conduct  yourself in  accordance  with the Rules;  and
(iii)  you have  complied  with the  Rules  during  such  time as you have  been associated with Janus.  Depending on your status,  you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You are also responsible for reporting matters involving violations or potential violations of the Rules or applicable  legal and regulatory  requirements by JNS personnel of which you may become aware. Reports may be made to your supervisor,
Compliance  Representative or Legal Representative.  You may also make anonymous reports of possible Code violations by calling  1-800-326-LOSS.  An Employee who in good faith  reports  illegal  or  unethical  behavior  will not be subject to reprisal  or  retaliation  for  making  the  report.  Retaliation  is a  serious violation of this policy and any concern  about  retaliation  should be reported immediately.  Any  person  found to have  retaliated  against  an  Employee  for reporting violations will be subject to appropriate disciplinary action.

Unless otherwise  defined,  all capitalized terms shall have the same meaning as set forth in the Definitions section.

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                         PERSONAL TRADING CODE OF ETHICS
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                                    OVERVIEW

In general,  it is unlawful for persons  affiliated with  investment  companies, their principal  underwriters or their investment advisers to engage in personal transactions  in  securities  held or to be acquired by a registered  investment company  or in  the  registered  investment  company  itself  if  such  personal transactions  are made in  contravention of rules the SEC has adopted to prevent fraudulent,  deceptive  and  manipulative  practices.  Such rules  require  each registered  investment company,  investment adviser and principal underwriter to adopt its own written code of ethics containing  provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use  reasonable  diligence,  and institute  such  procedures  as are  reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities  transactions by Access Persons.  This Personal
Trading Code of Ethics ("Code") and information  reported  hereunder will enable
Janus to fulfill these requirements.

The Code  applies  to  transactions  for your  personal  accounts  and any other accounts you  Beneficially  Own. You may be deemed the  Beneficial  Owner of any account in which you have a direct or indirect financial interest. Such accounts include,  among  others,  accounts held in the name of your spouse or equivalent domestic partner,  your minor children,  a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

Recognizing that certain  requirements  are imposed on investment  companies and their  advisers  by virtue of the 1940 Act and the  Investment  Advisers  Act of
1940,  considerable thought has been given to devising a code of ethics designed to provide  legal  protection  to accounts  for which a  fiduciary  relationship exists and at the same time  maintain an atmosphere  within which  conscientious professionals  may develop and maintain  investment  skills.  It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible  personal investment by professional  investment  personnel,  within boundaries  reasonably necessary to ensure that appropriate  safeguards exist to protect  Janus  Clients.  This  policy  is based  on the  belief  that  personal
investment   experience  can  over  time  lead  to  better  performance  of  the individual's professional investment responsibilities.  The logical extension of this line of  reasoning is that such  personal  investment  experience  may, and conceivably should, involve securities,  which are suitable for Janus Clients in question.  This policy quite obviously  increases the possibility of overlapping transactions.  The  provisions  of the Code,  therefore,  are designed to foster personal  investments while minimizing  conflicts under these  circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading  activities may be risky not only because of the nature of the  transactions,  but also because action necessary to close a position may become  prohibited for some Covered Persons while the position remains open. For example,  you may not be able to close  out  short  sales  and  transactions  in
derivatives.   Furthermore,  if  Janus  becomes  aware  of  material  non-public information,  or if a Client is active in a given security, some Covered Persons may find  themselves  "frozen" in a position.  Janus will not bear any losses in personal accounts resulting from the application of these Rules.

                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

As a regular  business  practice,  Janus attempts to keep  Independent  Trustees informed with respect to its  investment  activities  through  reports and other information provided to them in connection with board meetings and other events.
In  addition,  Janus  personnel  are  encouraged  to respond to  inquiries  from
Trustees,  particularly  as they relate to general  strategy  considerations  or economic or market conditions affecting Janus.  However, it is Janus' policy not to communicate  specific trading information and/or advice on specific issues to
Independent  Trustees  (i.e.,  no information  should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Independent Trustees should be reported to the Chief Compliance
Officer or the Director of Compliance.

                              GENERAL PROHIBITIONS

The  following   activities  are  prohibited  for  applicable   Covered  Persons
(remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee,  you are a Covered Person).  Persons who violate any prohibition may be required to disgorge any profits  realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics  Committee,  as outlined in the Penalty Guidelines.

Covered  Persons  may not  cause a  Client  to take  action,  or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a
Covered  Person  would  violate  this  Code by  causing  a  Client  to  purchase securities  owned  by the  Covered  Person  for the  purpose  of  supporting  or increasing  the price of that  security  or by causing a Client to refrain  from selling  securities in an attempt to protect a personal  investment,  such as an option on that security.

     1)   Covered Persons may not use knowledge of portfolio  transactions  made or contemplated for Clients to profit,  or cause others to profit,  by the market effect of such transactions.

     2)   Covered  Persons have an obligation to safeguard  material  non-public information  regarding  Janus and its  Clients.  Accordingly,  Covered
          Persons  may  not  disclose  current  portfolio  transactions  made or contemplated for Clients or any other non-public information to anyone outside of Janus, except under Janus' Portfolio Disclosure Policy.

     3)   Covered  Persons may not engage in  fraudulent  conduct in  connection with the  purchase or sale of  Securities  Held or to be Acquired by a
          Client, including without limitation:

          (i)  Employing any device, scheme or artifice to defraud any Client.

          (ii) Making any untrue  statement  of  material  fact to any Client or omitting  to state to any Client a  material  fact  necessary  in order to make the statements made, in light of the  circumstances under which they are made, misleading.

          (iii)Engaging  in any  act,  practice  or  course  of  business  which operates or would operate as a fraud or deceit upon any Client.

          (iv) Engaging in any manipulative practice with respect to any Client.

          (v)  Investing in derivatives to evade the  restrictions of this Code.
               Accordingly,   individuals   may  not  use  derivatives  to  take
               positions in securities that would be otherwise prohibited by the
               Code if the positions were taken directly.

     4)   Investment  Personnel  may not  serve on the board of  directors  of a publicly traded company without prior written  authorization  from the
          Ethics Committee.  No such service shall be approved without a finding
          by  the  Ethics   Committee  that  the  board  service  would  not  be
          inconsistent  with the  interests  of  Clients.  If board  service  is authorized by the Ethics Committee,  the Investment  Personnel serving as Director  normally should be isolated from those making  investment decisions with respect to the company involved through "Chinese Walls"
          or other procedures.

     5)   Covered  Persons  are also  prohibited  from  engaging in a pattern of transactions in Covered Securities, Company Securities and Janus Funds
          which are excessively frequent so as to potentially:

          (i)  Impact    their    ability   to   carry   out   their    assigned
               responsibilities.

          (ii) Increase the possibility of actual or apparent conflicts.

          (iii)Violate  any  provision  of the  Rules,  the  Corporate  Code  of
               Conduct and Janus Funds' prospectuses.

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

Restricted  Personnel and their related  parties (your  parents,  spouse,  minor children  and  other  persons  living  in your  household,  as well as you) may, subject to pre-clearance  and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the
Window  Period.  The Window Period will generally  open  twenty-four  (24) hours after JNS publicly  announces its quarterly  earnings and will close on the last business day of quarter end. Unless  Restricted  Personnel have been notified by
Compliance  to the  contrary,  no  securities  trades may take place outside the
Window Period.

Non-discretionary  transactions in Company  Securities (e.g., the acquisition of securities  through  Janus' ESPP or receiving  options in Company  Securities as part of a compensation or benefit plan) do not require pre-clearance.

Covered Persons may not engage in  transactions  in Company  Securities that are speculative in nature.  These transactions  include, but are not limited to: (i)
the writing of a call  option and the  purchase of a put option if the amount of securities  underlying  the option exceed the amount of securities you otherwise own; (ii) "sales against the box" (i.e., selling of borrowed securities when you own  sufficient  shares  to  cover  the  sale);  and  (iii)  transacting  in the securities of any entity with which Janus is discussing business matters.

INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES

To  pre-clear  a trade,  Restricted  Persons  must  submit a Company  Securities
Pre-Clearance  Form to Compliance  through  Janus'  web-based  Personal  Trading
Application ("P*Trade").  The Director of Compliance or such other Compliance or
Legal  Representative shall discuss the transaction with Janus' General Counsel,
Chief Financial Officer or Chief Compliance  Officer.  Compliance shall promptly notify  the  person  of  approval  or  denial  for the  transaction  via  email.
Notification  of approval or denial for the  transaction  may be given verbally;
however,  it shall be  confirmed  in writing  within  seventy-two  (72) hours of verbal  notification.  Prior  clearance is in effect for four business days from and including the day of first  notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

                           TRANSACTIONS IN JANUS FUNDS

No Covered Person  (including  Trustees and Advisory Board Members) shall engage in excessive  trading or market timing activities with respect to any Janus Fund
(excluding  taxable and tax-exempt money market funds).  For the purposes of the foregoing,  "market  timing"  shall be  defined as a  purchase  and  redemption, regardless  of size,  in and out of the same Janus Fund in excess of four "round trips" per rolling  12-month  period.  A "round trip" is a  redemption  out of a
Janus Fund (by any means)  followed by a purchase  back into the same Janus Fund
(by any means).

Covered  Persons  are also  required  to notify  Compliance  of each  Janus Fund account in which they have  Beneficial  Ownership  (see  Reporting  Requirements below).  Covered Persons are subject to any redemption fees charged by the Janus
Funds.

BAN ON SHORT-TERM TRADING PROFITS

Covered Persons  (including  Trustees and Advisory Board Members) shall disgorge any profits  realized in the purchase and sale of the same Janus Fund (excluding taxable and  tax-exempt  money market funds)  within ninety (90) calendar  days.
Accordingly,  if you sell a Janus  Fund  within  ninety  (90)  calendar  days of purchasing  it, you will be required to disgorge any profit  made.  Transactions will be matched with any opposite transaction within the most recent ninety (90)
calendar  days.  The ninety  (90) day  holding  period does not apply to written systematic  purchase or sale plans such as payroll deduction,  automatic monthly investment,  or  401(k)  contributions.  However,  it does  apply  to all  other non-systematic  transactions such as periodic  rebalancing.  Any disgorgement of profits  required  under  this  provision  shall  be  donated  to  a  charitable organization  selected by the Ethics  Committee.  The Ethics Committee may grant exceptions  to this  ninety  (90)  day  holding  period  as a result  of  death, disability or other special circumstances.

                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

The  trading  restrictions  of  the  Code  apply  to  all  direct  and  indirect acquisitions and dispositions of Covered Securities,  whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following  trading  restrictions  are applicable to any transaction in a Covered
Security (excluding Janus Funds;  trading restrictions for Janus Funds are noted
above) Beneficially Owned by a Covered Person.  Independent  Trustees,  Advisory
Board  Members  and  Interested   Trustees  are  exempt  from  certain   trading
restrictions  because of their limited access to current  information  regarding
Janus Funds and Client  investments.  Any disgorgement of profits required under any of the following  provisions  shall be donated to a charitable  organization selected by the Ethics  Committee.  However,  if  disgorgement  is required as a result of trades by a portfolio  manager that conflict  with that  manager's own
Clients,  disgorgement  proceeds  shall be paid  directly  to such  Clients.  If disgorgement  is required  under more than one provision,  the Ethics  Committee shall determine in its sole discretion the provision that shall control.

For trading  restrictions  applicable to Janus Funds, please see Transactions in
Janus Funds above.

EXCLUDED TRANSACTIONS

Some  or all of the  trading  restrictions  listed  below  do not  apply  to the
following  transactions;   however,  these  transactions  must  be  reported  to
Compliance (see Reporting Requirements):

1.   Tender offer transactions are exempt from all trading restrictions.

2.   The acquisition of Covered Securities  through an employer  retirement plan such as 401(k)  Plan or stock  purchase  plans is exempt  from all  trading restrictions except  pre-clearance,  the trading ban on Portfolio Managers, and the seven day rule.  (Note: the sales of securities  acquired through a stock purchase plan are subject to all of the trading  restrictions  of the
     Code.)

3.   The acquisition of securities  through stock dividends,  automatic dividend
     reinvestment   plans,   stock  splits,   reverse  stock  splits,   mergers,
     consolidations,  spin-offs or other similar  corporate  reorganizations  or distributions generally applicable to all holders of the same class of such securities  are exempt from all trading  restrictions.  The  acquisition of securities  through the exercise of rights  issued by an issuer pro rata to all  holders  of a class of  securities,  to the  extent  the  rights  were acquired in the issue, is exempt from all trading restrictions.

4.   An Approved  Non-Influence and Non-Control  Account.  See Non-Influence and
     Non-Control  Account section of this Code.  Please note that these accounts are  subject  to  the  reporting  requirements  and  to  the  pre-clearance requirements for Trades in Company Securities for Restricted Employees.

5.   The  acquisition  of securities by gift or  inheritance  is exempt from all trading  restrictions.  (Note: the sales of securities  acquired by gift or inheritance are subject to all trading restrictions of the Code.)

6.   Transactions  in  Covered  Securities  that are  gifted  (except  for gifts intended as political contributions) to charitable organizations are exempt from all  trading  restrictions.  Note  this  exception  does not  apply to
     Company Securities.

DISCLOSURE OF CONFLICTS

If an Investment Person is planning to invest or make a recommendation to invest in  securities  for a Client,  and such  person has a material  interest  in the security  or issuer of the  security,  such  person  must  first  disclose  such interest to his or her manager.  The manager shall conduct an independent review of the  recommendation to purchase the security for the Client.  The manager may review the  recommendation  only if he or she has no  material  interest  in the security or issuer of the security.  A material interest is Beneficial Ownership of any security (including derivatives,  options,  warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for a Client in order to avoid an actual or apparent conflict with a personal  transaction in that security.  Before trading any  security,  a research  analyst has a duty to provide to Janus any material;
public information that comes from the company about such security in his or her possession.  As a result,  Investment  Personnel  should confirm that a research note regarding such information is on file prior to trading in the security,  or if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS

Portfolio  Managers are generally  prohibited from trading personally in Covered
Securities.  However,  the following types of transactions  are exempt from this policy,  but are subject to all  applicable  provisions of the Rules,  including pre-clearance:

1.   The purchase or sale of Non-Covered Securities, Company Securities or Janus
     Funds.

2.   The sale of any security that is not held by any Client.

3.   The sale of any  security in order to raise  capital to fund a  significant life event. For example,  purchasing a home or automobile or paying medical or education expenses.

4.   The purchase or sale of any security that is not a  permissible  investment for any Client.

BAN ON IPOS

Covered Persons (except Independent  Trustees,  Interested Trustees and Advisory
Board  Members)  may not purchase  securities  in an IPO  (excluding  secondary, fixed-income  and  convertible  securities  offerings).  Such  securities may be purchased or received,  however,  when the  individual  has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition,  securities issued in reorganizations  are also  outside  the scope of this  prohibition  if the  transaction  involves  no investment  decision on the part of the Covered Person except in connection with a shareholder  vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

No Access  Person may engage in a  transaction  in a Covered  Security when such person knows or should have known at the time there to be pending,  on behalf of any Client,  a "buy" or "sell"  order in that same  security.  The  existence of pending  orders  will be  checked  by  Compliance  as part of the  pre-clearance process.  Pre-clearance may be given when any pending Client order is completely executed or withdrawn.

SEVEN- DAY BLACKOUT PERIOD

Investment  Personnel  may not  trade in a  Covered  Security  within  seven (7)
calendar  days  after a trade in that  security  has been  made on behalf of any
Janus Fund or Client.

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

Access Persons (except  Independent  Trustees,  Interested Trustees and Advisory
Board  Members)  must obtain  pre-clearance  prior to  engaging in any  personal transaction  in Covered  Securities,  unless such  transaction  meets one of the
Excluded  Transactions  provisions note above. A Personal Trading  Pre-clearance
Form must be submitted to Compliance  through P*Trade.  The  Pre-clearance  Form should  indicate  securities  being purchased in a Limited  Offering  Compliance shall promptly  notify the person of approval or denial of the  transaction  via email.  Notification  of  approval  or  denial of the  transaction  may be given verbally;  however,  it shall be confirmed in writing  within  seventy-two  (72)
hours of verbal notification.  When pre-clearance has been approved,  the person then has four (4) business days from and including the day of first notification to execute the trade.

Investment personnel who have been authorized to acquire securities in a Limited
Offering  or who hold such  securities  must  disclose  that  investment  to the
Director of Research  when they are involved in a Client's  consideration  of an investment in that issuer,  and the Client's  decision to purchase such security must be independently  reviewed and approved by the Chief Investment  Officer or
Director of  Research  provided  such  person  have no personal  interest in the issuer.

PRE-CLEARANCE PROCESS FOR JNS ACCESS PERSONS

General pre-clearance shall be obtained by all Access Persons from an authorized person from each of the following:

1.   A designated Legal or Compliance  Representative  will present the personal investment to the attendees of the weekly investment meeting,  whereupon an opportunity  will be given to orally  object.  An  attendee  of the  weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client  transaction or a transaction  known by such attendee  to be  under  consideration  for a  Client.  Objections  to  such clearance should also take into account,  among other factors,  whether the investment  opportunity  should be reserved for a Client.  If no objections are raised,  the  Designated  Legal or Compliance  Representative  shall so indicate on the Pre-clearance Form. Such approval shall not be required for sales of securities not held by any Clients.

2.   A designated  Legal or  Compliance  Representative  will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH Clients).

3.   The  Director  of   Compliance   or  a  designated   Legal  or   Compliance
     Representative  may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account,  among other factors,  the existence of any Watch List or Restricted  List, if it is determined by Compliance  that the  proposed  trade will not have a material  influence  on the market for that security or will take  advantage of or hinder client  trading,  if the
     Access Person has completed an Ethics Rules training  session,  and, to the extent  reasonably  practicable,  recent  trading  activity and holdings of
     Clients.

4.   Trades by Investment  Personnel  employed by JNS may not be  pre-cleared by
     presentation  at  the  weekly  investment  meeting.   Instead,   Investment
     Personnel must obtain the following approvals.

     1)   Investment  Personnel  must send an email to all  Portfolio  Managers,
          Research Analysts and Traders requesting pre-clearance with a detailed analysis (i.e., describe company's business,  valuation and investment rationale) as to why they are requesting the transaction and why it is not appropriate  for Clients.  This will start the clock for the Seven
          (7) Day Blackout Period.
     2)   If, on the seventh (7th) calendar day after the Investment Person sent the email to the group and no one  objected to the trade and no trades in that security occurred on behalf of any Janus Fund or Clients, then the Investment  Person must next receive written (email) approval from the Director of Research who will evaluate (i) whether or not there is any conflict of interest or questions of  impropriety  and (ii) if the
          Investment  Person is also a research  analyst  and at the time of the request covers the security, the Director of Research shall ensure the analyst has it rated a "strong buy."
     3)   If steps one and two above  clear,  then the  Investment  Person  must request  pre-clearance  from  Compliance via P*Trade.  Compliance will verify  steps  one and two have  been  completed  and then  check  the
          Restricted List and trading blotter to ensure no trades are pending.

If steps one, two and three above are all cleared,  then  pre-clearance  will be granted and the  Investment  Person will have four (4) business  days to execute the trade.

In  addition  to  the  pre-clearance   requirements  for  Investment  Personnel,
Assistant  Portfolio  Managers  must  obtain  prior  written  approval  from the
Portfolio  Manager of the Janus Fund or  advisory  Client for which he or she is the Assistant Portfolio Manager.  Assistant Portfolio Managers are also required to note on the Pre-clearance Form whether or not the security was recommended to
Portfolio  Managers for purchase or sale on behalf of any Janus Fund or advisory
Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

General  pre-clearance  shall be obtained by all INTECH  Access  Persons from an authorized person from each of the following:

1.   A designated Legal or Compliance  Representative  will present the personal investment  to Dave  Hurley  or Bob  Garvy,  whereupon  they  will  have an opportunity to object in writing.  Dave Hurley or Bob Garvy shall object to such  clearance  if such person knows of a conflict  with a pending  Client transaction or a transaction known to be under  consideration for a Client.
     Objections to such  clearance  should also take into  account,  among other factors,  whether  the  investment  opportunity  should be  reserved  for a
     Client.  If no objections are raised,  the  Designated  Legal or Compliance
     Representative shall so indicate on the Pre-clearance Form.

2.   A designated  Legal or  Compliance  Representative  will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS Clients).

3.   The  Director  of   Compliance,   or  a  designated   Legal  or  Compliance
     Representative  may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account,  among other factors,  the existence of any Watch List or Restricted  List, if it is determined by Compliance  that the  proposed  trade will not have a material  influence  on the market for that security or will take  advantage of or hinder client  trading,  if the
     Access Person has completed an Ethics Rules training  session,  and, to the extent  reasonably  practicable,  recent  trading  activity and holdings of
     Clients.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

FOUR DAY EFFECTIVE PERIOD

Clearances  to trade will be in effect for four (4)  trading/business  days from and  including the day of first  notification  of approval.  For stock  purchase plans,  exercise of Company  Securities and similar  transactions,  the date the request  is  submitted  to  the  company  processing  the  transaction  will  be considered  the  trade  date for  purposes  of this  requirement.  Open  orders, including  stop loss orders,  will generally not be allowed unless such order is expected  to be  completed  within  the four  (4) day  effective  period.  It is
necessary  to  re-pre-clear   transactions  not  executed  within  the  four-day
effective period.

PRE-CLEARANCE OF STOCK PURCHASE PLANS

Access Persons (except  Independent  Trustees,  Interested Trustees and Advisory
Board  Members) who wish to  participate in a stock purchase plan must pre-clear such trades via P*Trade  prior to  submitting  notice of  participation  in such stock  purchase plan to the  applicable  company.  To pre-clear  the trade,  the
Director  of  Compliance  shall  consider  all  material  factors  relevant to a potential  conflict  of  interest  between  the Access  Person and  Clients.  In addition,  any increase of $100 or more to a  pre-existing  stock  purchase plan must be pre-cleared.

SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Access Persons (except  Independent  Trustees,  Interested Trustees and Advisory
Board Members) shall disgorge any profits  realized in the purchase and sale, or sale and purchase,  of the same or equivalent  Covered  Securities  within sixty
(60) calendar days.

180 DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Investment  Personnel  shall  disgorge any profits  realized in the purchase and sale, or sale and purchase,  of the same or equivalent Covered Securities within
180 calendar days.

FIVE DAY BEST PRICE RULE

Any Access Person (except Independent Trustees, Interested Trustees and Advisory
Board  Members)  who buys or sells a Covered  Security  within five (5) business days  before  such  security  is bought or sold on  behalf  of any  Client  must disgorge  any  price  advantage  realized.  The  price  advantage  shall  be the favorable  spread,  if any,  between  the price paid or  received by such Access
Person and the least  favorable  price paid or received by a Client  during such period.(1) The Ethics  Committee has the authority by unanimous action to exempt any person  from the five (5) day rule if such person is selling  securities  to raise capital to fund a significant life event.  For example,  purchasing a home or automobile or paying medical or education  expenses.  In order for the Ethics
Committee to consider  such  exemption,  the life event must occur within thirty
(30)  calendar  days of the  security  transaction,  and the person must provide written confirmation of the event.

THIRTY DAY BEST PRICE RULE

Any Investment  Person who buys or sells a Covered  Security  within thirty (30)
calendar  days  before  such  security is bought or sold on behalf of any Client must disgorge any price  advantage  realized.  The price  advantage shall be the favorable  spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SHORT SALES

Any Access Person (except Independent Trustees, Interested Trustees and Advisory
Board  Members)  who sells short a Covered  Security  that such person  knows or should have known is held long by any Client shall disgorge any profit  realized on such transaction.  This prohibition shall not apply,  however,  to securities indices or  derivatives  thereof  (such as futures  contracts on the S&P 500 index).  Client  ownership of Covered  Securities will be checked as part of the pre-clearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

No Access Person (except Independent Trustees,  Interested Trustees and Advisory
Board  Members)  may  participate  in  hedge  funds,  investment   partnerships,
investment  clubs or similar  investment  vehicles,  unless such person does not have any direct or  indirect  influence  or control  over the  trading.  Covered
Persons  wishing to rely upon this  provision  must  submit a  Certification  of
Non-Influence   and   Non-Control   Form  to  Compliance   for  approval.   (See
Non-Influence  and Non-Control  Accounts  section  below.) Such  investments are typically Limited Public Offerings and are subject to pre-clearance.

-----------------------------
     (1) Personal  purchases are matched against subsequent Client purchases and personal sales are matched against  subsequent Client sales for purposes of this restriction.  JNS Personnel trades will be matched against JNS Client trades and
INTECH Personnel trades will be matched against INTECH Client trades.

     (2) Personal  purchases are matched against subsequent Client purchases and personal sales are matched against  subsequent Client sales for purposes of this restriction.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

All Covered  Persons  (except  Independent  Trustees,  Interested  Trustees  and
Advisory  Board Members) must notify  Compliance of each  brokerage  account and
Janus Fund account in which they have Beneficial  Ownership and must arrange for their brokers or financial institutions to provide to Compliance,  within thirty
(30) calendar days,  duplicate account statements and confirmations  showing all transactions  in brokerage or Janus Fund accounts in which they have  Beneficial
Ownership. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

Please  note that even if such  person does not trade  Covered  Securities  in a particular  brokerage or commodities  account (e.g.,  trading  non-Janus  mutual funds in a Schwab account),  the reporting of duplicate  account  statements and confirmations  is required.  Reporting of accounts that do not allow any trading in Covered  Securities  (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Independent Trustees, Interested Trustees and Advisory Board Members must notify
Compliance  of each  Janus  Fund  account  in  which  he or she  has  Beneficial
Ownership,  including any brokerage  account through which Janus Fund shares are held, and must arrange for their brokers or financial institutions to provide to
Compliance,  on a timely basis,  duplicate account  statements and confirmations showing all  transactions in brokerage or Janus Fund accounts in which they have
Beneficial Ownership. A Personal  Brokerage/Janus Mutual Fund Account Disclosure
Form should be completed for this purpose and submitted via P*Trade.

Covered  Persons  must  immediately  report  to  Compliance  the  opening  of  a reportable account, and certify annually  thereafter,  including the name of the firm and the name under which the account is carried. A Personal Brokerage/Janus
Mutual Fund Account  Disclosure  Form should be  completed  for this purpose via
P*Trade.

Certain transactions might not be reported through a brokerage account,  such as private  placements,  inheritances or gifts. In these instances,  Access Persons must  report  these  transactions  within  ten  (10)  calendar  days  after  the transaction using a Personal Securities Transaction Report as noted below.

--------------------------------------------------------------------------------
     Registered  Persons of JD LLC are  reminded  that they must also inform any brokerage  firm with which they open an account at the time the  account is opened, that they are registered with JD LLC.
--------------------------------------------------------------------------------

Non-Access Persons who engage in transactions of an aggregate of $25,000 or more in Covered  Securities  within a calendar year must provide  Compliance  with an
Annual Transaction Report listing all such transactions in all accounts in which such person has Beneficial  Ownership.  Compliance will request this information annually  via P*Trade and will spot check all or a portion of such  transactions or accounts.

HOLDINGS REPORTS

Access Persons (except  Independent  Trustees,  Interested Trustees and Advisory
Board Members) must submit to the Chief  Compliance  Officer or his designee via
P*Trade,  within ten (10)  calendar  days after  becoming an Access  Person,  an
Access Person  Covered  Securities/Janus  Mutual Fund Holdings  Disclosure  Form
which lists all Covered  Securities  beneficially  held and any accounts through which such securities are maintained. In addition, persons designated Investment
Personnel  must  provide  a  brief  description  of any  positions  held  (e.g.,
Director,   Officer,  other)  with  for-profit  entities  other  than  Janus  by submitting an  Investment  Person  Directorship  Disclosure  Form.  Every Access
Person must  submit an annual  holdings  report at least once each twelve  month period.  The  reports  must  contain  information  current  as of no  more  than forty-five (45) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

Access Persons (other than Independent Trustees and Advisory Board Members) must submit  via  P*Trade  a  Personal  Securities  Transaction  Report  to the Chief
Compliance  Officer or other  persons  designated  in this Code  within ten (10)
calendar days after any month end showing all transactions in Covered Securities for which  confirmations known by such person were not timely provided to Janus, and all such  transactions  that are not effected in  brokerage  or  commodities accounts,  including without limitation  non-brokered  private  placements,  and transactions  in  securities  that are in  certificate  form,  which may include gifts, inheritances and other transactions in Covered Securities.

Independent Trustees, Interested Trustees and Advisory Board Members must report a  transaction  in a Covered  Security if such person  knew,  or in the ordinary course of fulfilling  his or her official  duties as a Trustee or Advisory Board
Member should have known,  that, during the fifteen (15) day period  immediately preceding  the  date  of his or her  personal  transaction,  such  security  was purchased or sold by, or was being  considered for purchase or sale on behalf of any Janus Fund for which such person acts as Trustee or Advisory Board Member.

Such persons must promptly comply with any request of the Director of Compliance to Provide  Transaction  reports  regardless  of whether  their  broker has been instructed to provide  duplicate  confirmations.  Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested  confirmations  when a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

The Rules  shall not apply to any  account,  partnership  or similar  investment vehicle  over which a Covered  Person  has no direct or  indirect  influence  or control.  Covered  Persons  wishing to rely upon this  provision are required to receive  prior  approval  from the Ethics  Committee.  In order to request  such approval,  a  Certification  of  Non-Influence  and  Non-Control  Form  must  be submitted to  Compliance  via P*Trade.  Note:  Although a Covered  Person may be
given an  exemption  from the Rules for a certain  account,  such  accounts  are prohibited from  purchasing  securities in an initial public  offering,  Limited
Public  Offerings Janus Funds and Company  Securities  except in accordance with these  Rules;  and he or she is required to provide  Compliance  with  duplicate account statements and trade confirmations.

Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary  capacity is not covered by these Rules as long as such person has no direct or indirect  influence  or control over the  account.  The  employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

In  addition  to  the  Pre-clearance   Form,   Pre-clearance  Form  for  Company
Securities,  Personal  Brokerage Account  Disclosure Form, Access Person Covered
Securities  Disclosure Form,  Investment  Person  Directorship  Disclosure Form,
Report of  Personal  Securities  Transactions,  Annual  Transaction  Report  and
Certification  of  Non-Influence  and  Non-Control  Form  discussed  above,  the following forms  (available  through P*Trade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

Each Covered Person must provide  Compliance with an  Acknowledgment  of Receipt
Form  within ten (10)  calendar  days of  commencement  of  employment  or other services  certifying that he or she has received a current copy of the Rules and acknowledges,  as a condition of employment, that he or she will comply with the
Rules in their  entirety.  In  addition,  Compliance  will  provide  all Covered
Persons with a copy of any amendments to these Rules,  and each Covered  Persons must sign an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION FORM

Each  Covered   Person  must  provide   Compliance   annually   with  an  Annual
Certification Form certifying that he or she:

1.   Has received, read and understands the Rules.

2.   Has complied with the requirements of the Rules.

3.   Has  disclosed  or  reported  all open  brokerage  account  and Janus  Fund accounts,  personal holdings and personal securities  transactions required to be disclosed or reported pursuant to the requirements of the Rules.

TRUSTEE AND ADVISORY BOARD MEMBER REPRESENTATION FORM

All Trustees and Advisory Board Members must upon  commencement  of services and annually thereafter,  provide Compliance with an Independent  Trustee/Interested
Trustee  Representation  Form.  The Form  declares  that such  persons  agree to refrain  from  trading  in any  securities  when they are in  possession  of any information regarding trading recommendations made or proposed to be made to any
Client by Janus or its officers or employees.

--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

Gifts may be given (or accepted)  only if they are in  accordance  with normally accepted  business  practices  and do not raise any question of  impropriety.  A question  of  impropriety  may be  raised  if a gift  influences  or  gives  the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all  officers,  directors  and  employees  of  Janus  (excluding  Independent
Trustees, Interested Trustees and Advisory Board Members).

                                   GIFT GIVING

Neither you nor members of your  immediate  family may give any gift,  series of gifts or other  thing of value,  including  cash,  loans,  personal  services or special discounts  ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any  Client  (collectively  referred  to  herein as  "Business  Relationships").
Additionally, Covered Persons should not make charitable contributions on behalf of a Client or financial  intermediary  unless it is clear that the contribution has been made by  Janus.  Charitable  contributions  made on behalf of or at the request of a Client or  financial  intermediary  must be  approved in advance by
Compliance.

                                 GIFT RECEIVING

Neither  you nor  members  of your  immediate  family  may  receive  any Gift of material value from any single Business Relationship.  A Gift will be considered material in value if it influences or gives the  appearance of  influencing  the recipient.

In the event the aggregate  fair market value of all Gifts  received by you from any single Business  Relationship is estimated to exceed $250 in any twelve (12)
month period,  you must  immediately  notify your manager.  Managers who receive such  notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly  influenced the receiver.  If the
Gift is made in  connection  with  the  sale  or  distribution  of a  registered investment  company or variable contract  securities,  the aggregate fair market value of all such Gifts  received by you from any single  Business  Relationship may never exceed $100 in any twelve (12) month period.

Occasionally,   Janus   employees  are  invited  to  attend  or  participate  in
conferences,  tour a  company's  facilities  or meet with  representatives  of a company.  Such  invitations  may involve  traveling  and may  require  overnight lodging.  Generally, Janus must pay for all travel and lodging expenses provided in connection with such  activities.  However,  if  appropriate,  and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event be given to you).

                          CUSTOMARY BUSINESS AMENITIES

Customary  business amenities are not considered Gifts so long as such amenities are business  related (e.g.,  if you are accepting  tickets to a sporting event, the offerer must go with you),  reasonable in cost,  appropriate  as to time and place  and  neither  so  frequent  nor so costly  as to raise  any  question  of impropriety.  Customary business  amenities which you and, if appropriate,  your guests,  may accept (or give) include an occasional meal, a ticket to a sporting event or the theater,  greens  fees,  an  invitation  to a reception or cocktail party or comparable entertainment.

Note:  An exception to the  requirement  to attend as the offerer may be granted with your  supervisor's  approval.  This exception  applies only to tickets to a sporting event or the theater and the cost of the tickets must be reasonable.

              GIFT / ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL

Investment  Personnel may not receive more than $100 in gifts over the course of a calendar  year from one  brokerage  firm.  Gifts are things of value  received where there was no direct meeting with the broker, e.g., a bottle of wine.

Investment Personnel may occasionally go to dinner or events (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable  entertainment where the offerer is in attendance) with brokerage firms and companies (salespeople,  analysts,  traders etc.) subject to:

     1.   Max $250 value per employee,  and, if  applicable,  max $500 value for employee and employee's  guest per single outing.  The limits apply to the total market value cost (not face value) of the outing,  including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

     2.   Aggregate  value per year of all such  benefits may not exceed  $1,000 per company.

                             REPORTING REQUIREMENTS

Portfolio Managers, Research Analyst and Traders are required to report at least monthly gifts and/or  entertainment  received with a value greater than $50 from any one company.

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                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

No Covered Person  (excluding  Trustees and Advisory Board Members) shall accept employment or  compensation  as a result of any business  activity (other than a passive  investment),  outside the scope of his  relationship  with Janus unless
such  person  has  provided   prompt  written  notice  of  such   employment  or
compensation to Compliance and, in the case of securities-related  employment or compensation,  has received the prior written approval of the Ethics  Committee.
All requests for approval must be submitted via P*Trade by submitting an Outside
Employment  Form.  Registered  Persons are reminded that prior  approval must be given before any  employment  outside of Janus is accepted  pursuant to JD LLC's
Written Supervisory Procedures and applicable NASD rules.

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                           PORTFOLIO DISCLOSURE POLICY
--------------------------------------------------------------------------------

             Mutual Fund Holdings Disclosure Policies and Procedures

I.   Applicability and Statement of Policy

Janus Mutual Fund Holdings Disclosure Policies and Procedures to the Janus Funds
portfolio holdings  information to all persons,  including,  without limitation, investors,  third-party distributors,  financial consultants,  service providers and data aggregators (such as Vestek and Morningstar).

It is the policy of Janus to protect the confidentiality of the Funds' portfolio holdings and prevent the  selective  disclosure  of  information  regarding  the
Funds' portfolio holdings that is not otherwise publicly  available,  subject to these Policies and Procedures.

II.  Policies and Procedures for Disclosure of Portfolio Holdings

     A.   Mandatory Disclosure of Portfolio Holdings

The Funds  portfolio  holdings shall be disclosed in accordance  with applicable securities  law  requirements,  such as periodic  disclosure in filings with the
SEC.  Janus may also  disclose  portfolio  holdings  information  in response to requests from regulators,  to comply with valid subpoenas or to otherwise comply with applicable law.

     B.   Public Disclosure of Portfolio Holdings

     i. For non-money  market  Funds,  full  portfolio  holdings as of month-end shall be posted to the Funds' website(s) monthly with a 30 day lag, and shall be posted  approximately two business days after month-end.  The portfolio holdings information  shall remain available on the Funds' website(s) until the following month's information is posted.

     ii. Full money market portfolio holdings as of month-end shall be posted to the Funds' website(s)  monthly,  and shall be posted  approximately six business days after month end, as full portfolio  holdings are  disseminated  to existing institutional money market clients monthly.  The portfolio holdings  information shall remain  available on the Funds'  website(s)  until the  following  month's information is posted.

     iii. The top 10 portfolio  holdings of each Fund in order of position  size and as a  percentage  of the  total  portfolio  shall be  posted  to the  Funds'
website(s)  quarterly with a 15 day lag, and shall be posted  approximately  two business days after quarter end. The portfolio holdings information shall remain available on the Funds' website(s) until the following quarter's  information is posted.

     For the  following  Funds,  only the top 5 holdings  shall be posted to the
     Funds' website(s):

              Janus Investment Fund:
              Janus Twenty Fund
              Janus Orion Fund
              Janus Global Technology Fund
              Janus Global Life Sciences Fund

              Janus Adviser Series:
              Forty Fund

              Janus Aspen Series:
              Capital Appreciation Portfolio
              Global Technology Portfolio
              Global Life Sciences Portfolio

              Janus World Funds:
              Twenty Fund
              Global Technology Fund
              Global Life Sciences Fund

     iv. Industry, sector, and regional breakdowns for all Funds shall be posted to the  Funds'  website  quarterly  with a 15  day  lag,  and  shall  be  posted approximately  two business  days after the quarter end. The  information  shall remain available on the Funds'  website(s)  until  information for the following quarter is posted.

Portfolio holdings information shall be deemed "public" on the next day after it is posted to the Funds'  website or the day it is filed with the SEC.  An e-mail shall be circulated advising that portfolio holdings information is public prior to availability or dissemination to any person,  including,  without limitation,
investors,   third-party   distributors,   financial   consultants,   and   data
aggregators.

     C.   Procedure for Disclosure to Certain Third Parties

In order to carry  out  various  functions  on behalf  of the  Funds,  it may be necessary or desirable to disclose portfolio  holdings  information of the Funds to certain third parties prior to the public dissemination of portfolio holdings information described in Section II.B.

Nothing  herein is intended to prohibit the  disclosure  of nonpublic  portfolio holdings  information  to service  providers who  generally  need access to such information in the performance of their contractual duties and responsibilities.
Such persons include, but are not limited to trade execution measurement systems providers,  independent  pricing  services,  proxy voting  services,  the Funds'
insurers,   computer  systems  service  providers,  the  Funds'  custodians  and accountants/auditors. Examples of other potential recipients include fund rating or ranking organizations, lenders or merger parties.

Nonpublic  portfolio  holdings  information  may be  disclosed  to  other  third parties,  provided that a good faith determination is made that the Fund(s) have a legitimate business purpose to provide the information and that the disclosure is in the Fund's  best  interests  and the  recipient  executes  an  appropriate confidentiality agreement. This determination shall be documented in writing and approved by the Chief Compliance Officer or Operating Committee.

Any confidentiality agreement must be in form and substance acceptable to Janus.
Subject  to such  deviations  as the  Legal or  Compliance  Department  believes reasonable and consistent  with  reasonably  protecting the  confidentiality  of nonpublic  portfolio  holdings  information,  confidentiality  agreements should include provisions to the effect that:

     i.   portfolio  information is the confidential  property of the Funds (and its service  provider,  as  applicable)  and may not be shared or used directly or  indirectly  for any  purpose,  including  trading in Fund shares, except as provided in the confidentiality agreement;

     ii.  the recipient of the portfolio  holdings  information  agrees to limit access to the portfolio  information  to its employees and agents who, on a need to know basis,  are:  (i)  authorized  to have access to the
          portfolio   information;   and   (ii)   subject   to   confidentiality
          obligations,  including duties not to trade on nonpublic  information;
          and

     iii. upon request,  the recipient agrees to promptly return or destroy,  as directed, the portfolio information.

The Funds'  advisers,  subadvisers,  attorneys,  officers,  trustees and each of their  respective  affiliates  and  advisers  may have access to Fund  portfolio holdings  information.  Such  parties are subject to duties of  confidentiality, including a duty not to trade on nonpublic information, imposed by law, contract and/or the Janus Code of Ethics.  The Funds' brokers receive portfolio  holdings information in the course of executing trades in portfolio  securities,  and are under a duty of  confidentiality  or have been  instructed  by Janus to keep the information confidential.

III. Monitoring and Reporting

     a. Monitoring.  On a periodic basis,  the Chief  Compliance  Officer or his designee shall monitor  marketing and sales  practices and other  communications with  respect  to the Funds to  determine  compliance  with these  policies  and procedures.  The Chief  Compliance  Officer  shall request  certifications  from service  providers  as he deems  necessary to  determine  compliance  with these policies and  procedures.  The Chief  Compliance  Officer or his designee  shall monitor  a list of  third  party  recipients  authorized  to  receive  nonpublic portfolio holdings  information  pursuant to this Section C and shall distribute such list to appropriate business units.

     b. Board  Reporting.  Any potential  exceptions to, or violations of, these policies  and  procedures  shall be promptly  reported  to the Chief  Compliance
Officer.  If the Chief Compliance  Officer deems that such matter  constitutes a
"material  compliance  matter"  within the  meaning of Rule 38a-1 under the 1940
Act, he shall report to the Funds' Board(s) in accordance with Rule 38a-1.

     c. The Legal  Department  shall be notified any time an NDA is entered into with a client to  permit  non-public  portfolio  holdings  disclosure  to ensure disclosure updates if/to the extent necessary.

     d.  Amendments.  Any  changes to these  policies  and  procedures  shall be approved by the Ethics Committee.

     e. Janus shall maintain and preserve in an easily  accessible  place a copy
of  these  policies  and  procedures  (and  any  amendments   thereto)  and  all
documentation supporting their implementation for a period of six years.

IV.  Compensation

No Fund,  affiliates  or any other party  shall  receive  compensation  or other consideration by virtue of disclosure of a Fund's portfolio holdings.

    Separately Managed Accounts and Commingled Portfolios Holdings Disclosure
                            Policies and Procedures

Institutional Products

The policy described below applies to all investors,  third-party  distributors, financial consultants,  and data aggregators.  No exceptions to this policy will be made.

Policy for  disclosing  full  portfolio  holdings  on  separate  and  commingled accounts, subadvised portfolios and managed accounts.

For existing  separate and commingled  accounts (or the consultant  representing the  account),  sub-advised  portfolios  and managed  accounts,  full  portfolio holdings are available on request.  Full portfolio  holdings for  representative accounts will be disseminated monthly with a 30 day lag to consultant databases, other  "subscribed"  entities and in RFPs,  questionnaires,  review  books,  and finals presentations.

Policy for  disclosing  top 10  holdings on separate  and  commingled  accounts, sub-advised portfolios and managed accounts.

Top 10 holdings with portfolio  weightings for  representative  accounts will be disseminated  quarterly with a 10 day lag to consultant  databases,  upon client request, and in quarterly review books, questionnaires, and RFPs.

Policy  for  disseminating   portfolio  attribution  analysis  on  separate  and
commingled accounts, sub-advised portfolios and managed accounts.

Sector and  country  attribution  analysis  will be made  available  to existing clients  upon  request as of the most recent  month end with no lag.  Sector and country  attribution for  representative  accounts will be disseminated  monthly with a 20 day lag to consultant databases, upon client request, and in quarterly review books, questionnaires, and RFPS.

Additional  Policies  for  disclosing  full  portfolio  holdings on money market funds.

For  existing  Institutional  money  market  Clients,  full  money  market  fund portfolio  holdings  are  disseminated  monthly  with no lag.  Full money market portfolio  holdings  shall  also be  available  monthly,  with  no  lag,  to all shareholders of record upon request via a Janus Investor Service representative.
Rating  organizations  may receive  money  market fund  holdings on an as needed basis for rating purposes.

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                               PENALTY GUIDELINES
--------------------------------------------------------------------------------

                                    OVERVIEW

Covered   Persons  who  violate  any  of  the   requirements,   restrictions  or
prohibitions  of the Rules may be  subject  to  sanctions  imposed by the Ethics
Committee.  The following guidelines shall be used by the Director of Compliance for recommending  remedial actions for Covered Persons who violate  prohibitions or disregard requirements of the Rules. Deviations from the Five Day, Sixty Day,
Thirty Day and 180 Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

Upon  learning of a potential  deviation  from,  or violation of the Rules,  the
Director of Compliance will provide a written  recommendation of remedial action to the Ethics  Committee.  The Ethics  Committee has full  discretion to approve such  recommendation or impose other sanctions it deems appropriate.  The Ethics
Committee  will  take  into  consideration,  among  other  things,  whether  the violation  was a technical  violation of the Rules or an  inadvertent  oversight
(i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote  consistency  and  uniformity  in the  imposition  of  sanctions  and disciplinary matters.

                               PENALTY GUIDELINES

Outlined  below are the  guidelines  for the  sanctions  that may be  imposed on
Covered Persons who fail to comply with the Rules:

     o    First Violation:  The Chief Compliance  Officer will send a memorandum of  reprimand  to the  person  and  copy  his or  her  Supervisor  and department Vice President. The memorandum will generally reinforce the person's  responsibilities  under the Rules, educate the person on the severity  of  personal  trading  violations,  inform the person of the possible  penalties for future violations of the Rules and require the person to re-take Rules training.

     o    Second  Violation  (if  occurs  beyond  2yrs of 1st  violation,  first violation  guidelines  will apply):  The Ethics  Committee will impose such sanctions as it deems appropriate,  including without limitation,
          a  letter  of  censure,  fines,   withholding  of  bonus  payments  or
          suspension of personal  trading  privileges for up to sixty (60) days.
          In addition,  the Vice President of the employee's  department,  or in the case of Vice  Presidents and above and Investment  Personnel,  the
          Chief Operating Officer, will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the
          Rules,  educate  the  person  on  the  severity  of  personal  trading violations,  inform the person of the  possible  penalties  for future violations  of the Rules and  require  the  person  to  re-take  Rules training.

     o    Third  Violation  (if  occurs  beyond 2 yrs of 2nd  violation,  second violation  guidelines  will apply):  The Ethics  Committee will impose such sanctions as it deems appropriate,  including without limitation,
          a  letter  of  censure,  fines,   withholding  of  bonus  payments  or
          suspension  personal trading  privileges for up to ninety (90) days or termination  of  employment.  In addition,  the Vice  President of the employee's department and the Chief Operating Officer will be required to have an in  person  meeting  with the  employee  to  reinforce  the person's  responsibilities  under the Rules, educate the person on the severity  of  personal  trading  violations,  inform the person of the possible  penalties for future violations of the Rules and require the person to re-take Rules training.

In addition to the above disciplinary sanctions, such persons may be required to
disgorge  any  profits   realized  in  connection  with  such   violation.   All
disgorgement  proceeds  collected  will be donated to a charitable  organization selected by the Ethics  Committee.  The Ethics Committee may determine to impose any  sanctions,  including  termination,  immediately  and without  notice if it determines  that the  severity of any  violation  or  violations  warrants  such action.  All sanctions  imposed will be  documented  in such  person's  personal trading file maintained by Janus and will be reported to Human Resources.

--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

The Chief  Compliance  Officer and Director of Compliance  are  responsible  for
implementing   supervisory  and  compliance   review   procedures.   Supervisory
procedures can be divided into two classifications: prevention of violations and detection of violations.  Compliance  review procedures  include  preparation of special and annual reports,  record  maintenance and review and  confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

To prevent  violations  of the Rules,  the  Director of  Compliance  should,  in addition to enforcing the procedures outlined in the Rules:

     1.   Review  and  update the Rules as  necessary,  at least once  annually, including  but not  limited  to a  review  of the  Code  by the  Chief
          Compliance Officer, the Ethics Committee and/or counsel;

     2.   Answer  questions  regarding the Rules, or refer the same to the Chief
          Compliance Officer;

     3.   Request from all persons upon  commencement of services,  and annually thereafter, any applicable forms and reports as required by the Rules;

     4.   Identify all Access Persons and notify them of their  responsibilities and reporting requirements;

     5.   Write   letters  to  the   securities   firms   requesting   duplicate
          confirmations and account statements where necessary; and

     6.   With such  assistance  from the Human  Resources  Department as may be appropriate, maintain a continuing education program consisting of the following:

          1)   Orienting Covered Persons who are new to Janus and the Rules; and

          2)   Further educating Covered Persons by distributing  memos or other materials that may be issued by outside organizations such as the
               Investment  Company  Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

To detect  violations  of these Rules,  the Director of  Compliance  should,  in addition to enforcing the procedures
outlined in the Rules:

     o    Implement  procedures  to  review  holding  and  transaction  reports,
          confirmations,   forms   and   statements   relative   to   applicable
          restrictions, as provided under the Code; and

     o    Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity,  as provided under the Policy.

     Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon  learning of a potential  deviation  from or  violation  of the Rules,  the
Director of  Compliance  shall  report such  violation  to the Chief  Compliance
Officer,  together  with  all  documents  relating  to  the  matter.  The  Chief
Compliance  Officer  shall either  present the  information  at the next regular meeting  of the  Ethics  Committee  or  conduct a special  meeting.  The  Ethics
Committee shall thereafter take such action as it deems appropriate (see Penalty
Guidelines).

ANNUAL REPORTS

The Chief  Compliance  Officer  shall  prepare a  written  report to the  Ethics
Committee and the Trustees at least annually. The written report to the Trustees shall include any  certification  required by Rule 17j-1.  This report shall set forth the following information and shall be confidential:

     o    Copies of the Rules,  as  revised,  including a summary of any changes made since the last report;

     o    Identification   of  any  material  issues  arising  under  the  Rules
          including material violations  requiring  significant  remedial action since the last report;

     o    Identification  of any  material  conflicts  arising  since  the  last report; and

     o    Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus'  experience  under these Rules,  evolving industry practices, or developments in applicable laws or regulations.

The Trustees must  initially  approve these Rules within the time frame required by Rule 17j-1.  Any material  changes to these Rules must be approved within six months.

                                     RECORDS

     Compliance  shall  maintain the  following  records on behalf of each Janus entity:

     o    A copy of this Code and any amendment  thereof which is or at any time within the past five years has been in effect;

     o    A record of any violation of this Code, or any amendment thereof,  and any action taken as a result of such violation;

     o    Files for personal  securities  transaction  confirmations and account statements,  all reports and other forms  submitted by Covered Persons pursuant to these Rules and any other pertinent information;

     o    A list of all  persons  who are,  or have  been,  required  to  submit reports pursuant to these Rules;

     o    A list of  persons  who are,  or within  the last five years have been responsible for, reviewing transaction and holdings reports; and

     o    A copy of each report submitted to the Trustees pursuant to this Code.

     o    A record of any decision,  and the reasons supporting the decision, to approve the  acquisition  by  Investment  Personnel of  securities  in
          Limited Public  Offerings for at least five years after the end of the fiscal year in which such approval was granted.

     o    A record of all Acknowledgements of Receipt for each person who is, or within the past five years was, a Covered Person.

INSPECTION

The records and reports maintained by Compliance  pursuant to the Rules shall at all times be available for  inspection,  without prior notice,  by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures,  reports and records monitored,  prepared or maintained pursuant to these Rules shall be considered  confidential  and  proprietary  to Janus and shall be maintained and protected  accordingly.  Except as otherwise required by law or this Policy,  such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

To the extent that any report, form acknowledgment or other document is required to be in writing and signed,  such documents may be submitted by e-mail or other electronic  form  approved  by  Compliance.  Any  report  filed  with the  Chief
Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

The purpose of this  Section is to  describe  the Ethics  Committee.  The Ethics
Committee  was  created  to  provide  an  effective   mechanism  for  monitoring
compliance with the standards and procedures  contained in the Rules and to take appropriate  action at such times as  violations  or  potential  violations  are discovered.

MEMBERSHIP OF THE COMMITTEE

The Committee  consists of Peter  Boucher,  Vice  President of Human  Resources;
Kelley Howes,  Vice President of Domestic Funds,  General Counsel;  John Bluher,
Senior Vice President,  General Counsel and Chief Public Affairs  Officer;  Andy
Iseman, Vice President of Investment Operations;  David Kowalski, Vice President
and Chief  Compliance  Officer;  Ernie Overholt,  Director of Compliance;  Loren
Starr, Senior Vice President and Chief Financial Officer;  and Andrea Young Vice
President,  Information Technology.  The Director of Compliance currently serves as the  Chairman of the  Committee.  The  composition  of the  Committee  may be changed from time-to-time.

COMMITTEE MEETINGS

The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical  deviations from  operational  procedures,  inadvertent  oversights  or any other  potential violation of the Rules.  Deviations  alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are  primarily  intended  for  consideration  of the  general  operation  of the compliance  program and  substantive  or serious  departures  from standards and procedures in the Rules.

Such other persons may attend a Committee meeting including INTECH personnel, at the discretion of the Committee,  as the Committee shall deem  appropriate.  Any individual  whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

It is not required that minutes of Committee meetings be maintained;  in lieu of minutes the Committee may issue a report describing any action taken. The report shall be  included  in the  confidential  file  maintained  by the  Director  of
Compliance  with respect to the particular  employee or employees  whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous  action to exempt any person or class of  persons  or  transaction  or  class of  transactions  from all or a portion of the Rules, provided that:

     o    The Committee  determines,  on advice of counsel,  that the particular application of all or a portion of the Rules is not legally required;

     o    The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

     o    The terms or  conditions  upon which any such  exemption is granted is evidenced in writing; and

     o    The exempted  person(s)  agrees to execute and deliver to the Director of Compliance,  at least annually, a signed Acknowledgment Form, which
          Acknowledgment  shall, by operation of this  provision,  describe such exemptions and the terms and conditions upon which it was granted.

The Committee  shall also have the authority by unanimous  action to impose such
additional   requirements  or  restrictions  as  it,  in  its  sole  discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption,  and any additional requirement or restriction,  may be withdrawn by the  Committee  at any time (such  withdrawal  action is not  required  to be unanimous).

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                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

                                    DESIGNEES

The  Director  of  Compliance  and the  Chief  Compliance  Officer  may  appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

In addition to the penalties  described in the Penalty  Guidelines and elsewhere in the Rules,  upon  discovering  a violation of the Rules,  the Janus entity in which a Covered  Person is  associated  may impose  such  sanctions  as it deems appropriate,  including without limitation, a letter of censure or suspension or termination of employment or personal  trading  privileges of the violator.  All material  violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

The Rules are intended solely for internal use by Janus and do not constitute an admission,  by or on behalf of such  companies,  their  controlling  persons  or persons they control,  as to any fact,  circumstance  or legal  conclusion.  The
Rules are not  intended  to  evidence,  describe or define any  relationship  of control  between or among any  persons.  Further,  the Rules are not intended to form the basis for  describing  or defining  any conduct by a person that should result in such person being liable to any other  person,  except  insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's  relationship with Janus.